As filed with the Securities and Exchange Commission on January 25, 2007
                                             Registration No. 333-137764
------------------------------------------------------------------------

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C. 20549

                              AMENDMENT NO. 2 TO
                                 FORM SB-2/A
                             Registration Statement
                        Under the Securities Act of 1934
             -------------------------------------------------------

                                RESHOOT & EDIT
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

            NEVADA                    8999                20-5449905
-------------------------------  -----------------    ------------------
(State or other Jurisdiction of  (Primary Standard    I.R.S. Employer
Incorporation or Organization)   Industrial           Identification No.)
                                 Classification
                                 Number

          10685 Oak Crest Avenue, Las Vegas, Nevada          89144
          ----------------------------------------------   ----------
            (Address of Principal Executive Offices)       (Zip Code)

                              Dana Washington
                           10685 Oak Crest Avenue
                          Las Vegas, Nevada  89144
                             (702) 610-6523
        ---------------------------------------------------------
        (Name, address and telephone number of agent for service)

                                 Copies to:
                            Thomas C. Cook, Esq.
                       Law Offices of Thomas C. Cook
                       2921 N. Tenaya Way, Suite 234
                           Las Vegas, NV  89128
                          Phone:  (702) 952-8520
                          Fax:    (702) 952-8521

Approximate date of proposed commencement of sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

-------------------------------------------------------------------------------

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                       Calculation of Registration Fee

========================================================================
TITLE OF EACH                                     PROPOSED
CLASS OF                             PROPOSED     MAXIMUM
SECURITIES           AMOUNT          OFFERING     AGGREGATE     AMOUNT OF
TO BE                TO BE           PRICE PER    OFFERING      REGISTRATION
REGISTERED           RESISTERED      SHARE(1)     PRICE(1)      FEE
Common stock
$0.001 par value   1,200,000 (1)    $0.01 (2)     $ 12,000      $ 1.28

Common stock
$0.001 par value     800,000 (3)    $0.01 (4)        8,000      $ 0.86
                   ----------------------------------------------------

TOTAL              2,000,000        N/A           $ 20,000      $ 2.14
=======================================================================


(1) Represents common shares currently outstanding to be sold by the selling security holders.

(2) There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown.
Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.01 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(3)  Represents shares being offered directly to the public by us.

(4) There is no current market for the securities and the price at which the shares being offered directly to the public by us is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

------------------------------------------------------------------------------

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


     PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ________, 2007


                                 Reshoot & Edit

   800,000 shares of common stock to be offered and issued directly by the
                                    Company
           1,200,000 shares of common stock held by stockholders

We are a development stage company and have not generated any revenue to date. Reshoot & Edit ("the Company") is focused on becoming a depository of television and movie scripts for resale. The prospectus relates to the sale by us of up to 800,000 shares of common stock and to the resale by certain selling security holders of the Company of up to 1,200,000 shares of common stock. Upon the effectiveness of this prospectus: (a) we may offer to sell shares of our common stock being offered in this prospectus at a purchase price of $0.01 per share; and (b) the Selling Shareholders may sell the shares as detailed in the section entitled "Plan of Distribution."

We expect to receive up to $8,000 in gross proceeds from the sale of shares of our common stock by us in the offering. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of January 25, 2007, we have 8,400,000 common shares issued and outstanding. Our common stock is not traded on any exchange or in the over-the-counter market. After we close our 800,000 share offering, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board.

The purchase of the securities offered through this prospectus involves a high degree of risk. See "Risk Factors" beginning on page 6.

The shares are intended to be sold directly through the efforts of Dana Washington, our sole officer and director of Reshoot & Edit. The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means our officer/director will attempt to sell the shares. The intended methods of communication include, without limitation, telephone and personal contact.

The proceeds from the sale of the shares in this offering will be payable to Thomas C. Cook Client Trust Account fbo Reshoot & Edit. All subscription funds will be held in the Trust Account.

If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $0.01 per share for a period of ninety (90) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering will end on _______, 200_ (date to be inserted in a subsequent amendment). For more information, see the section titled "Plan of Distribution" herein.

Prior to this offering, there has been no public market for Reshoot & Edit's common stock.

Reshoot & Edit plans to purchase and resale movie/television scripts and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for Reshoot & Edit which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


            The date of this prospectus is ___________, 2007.



                               TABLE OF CONTENTS
                               -----------------


                                                                       PAGE
                                                                       ----
Part I

PRESPECTUS SUMMARY...................................................... 2
SUMMARY FINANCIAL INFORMATION........................................... 4
RISK FACTORS............................................................ 4
RISK FACTORS RELATING TO OUR COMPANY.................................... 5
RISK FACTORS RELATING TO OUR COMMON SHARES.............................. 8
CAPITALIZATION .........................................................12
FORWARD-LOOKING STATEMENTS..............................................13
THE OFFERING ...........................................................13
USE OF PROCEEDS.........................................................14
DETERMINATIN OF THE OFFERING PRICE......................................14
DILUTION................................................................15
DESCRIPTION OF BUSINESS.................................................16
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............20
LEGAL PROCEEDINGS.......................................................21
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............22
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........24
CERTAIN RELATINSHIPS AND RELATED TRANSACTIONS...........................25
SELLING SECURITY HOLDERS................................................26
PLAN OF DISTRIBUTION....................................................28
DIVIDEND POLICY.........................................................33
SHARE CAPITAL ..........................................................33
LEGAL MATTERS...........................................................34
EXPERTS.................................................................35
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................35
WHERE YOU CAN FIND MORE INFORMATION.....................................36
FINANCIAL STATEMENTS....................................................37



                               Prospectus Summary
                               ------------------

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Corporate Background

Reshoot & Edit was incorporated on August 23, 2006. Reshoot & Edit is focused on becoming a depository of television and movie scripts for resale. We have not generated any revenue to date and are a development stage company. We currently have no employees other than one officer who also serves on our board.

Our offices are currently located at 10685 Oak Crest Avenue, Las Vegas, Nevada 89144. Our telephone number is (702) 610-6523.


                                    The Offering
                                    ------------

Shares being offered;     The sale by us to the public of up to 800,000 shares
Offering Price            of common stock at $0.01 per share, and the resale by
                          certain selling security holders of the Company of up to 1,200,000 common shares at $0.01, per share, which shares were issued in August of 2006 in reliance upon an exemption from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as a transaction not involving a public offering.

Offering Period           The offering will commence when the Securities and
                          Exchange Commission declares this prospectus effective. The offering will terminate upon the earlier of the sale of all the shares of common stock being offered or 90 business days after the date hereof, unless extended by our board of directors for an additional 90 days. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Number of shares          8,400,000
outstanding before
the offering

Number of shares          9,200,000
outstanding after
the offering.

                          Currently, our sole officer and director, being our President, beneficially own 4.8% of our issued and outstanding shares. A majority shareholder beneficially owns 81% of our issued and outstanding shares and will exercise control over matters requiring stockholder approval and will be able to elect all of our directors . Such control, which may have the effect of delaying, deferring or preventing a change of control, is likely to continue for the foreseeable future and significantly diminishes control and influence which future stockholders may have in the Company.

Market for the common     There is no public market for our common shares.  We
shares                    intend to have a market maker file an application on
                          our behalf with the NASD to have our common stock quoted on the OTC Bulletin Board, upon the close of this offering. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds          If we are successful at selling all the shares being
                         offered by our Company, our gross proceeds from such offering will be $8,000. We intend to use these proceeds to implement our business plan. We will not receive any proceeds from the sale of shares shares by the selling stockholders.

Dividend policy          We currently intend to retain any future earning to
                         fund the development and growth of our business.
                         Therefore, we do not anticipate pay cash dividends.
                         See "Dividend Policy."

OTC/BB symbol            Not applicable

                            Summary Financial Information
                            -----------------------------

                                             For the three   For The Period
                                              Month period   August 23, 2006
                                                 ending       (Inception) to
                                             Nov. 30, 2006   August 31, 2006
                                              (unaudited)       (audited)
                                             -------------   ---------------
Statement of Operations Data:
  Revenues                                    $      -              $      -
  Net Loss                                    $  1,987              $    400
  Net Loss Per Common Share -
    Basic and Diluted                         $  (0.00)             $  (0.00)
Weighted Average Common Shares
     Outstanding - 8,400,000
     issued and outstanding as
     of 11/30/06 and 08/31/06

Balance sheet data:
                                             Nov. 30, 3006   August 31, 2006
                                              (unaudited)        (audited)
                                             -------------   ---------------
Working Capital                               $ 6,013               $ 8,000
Total Assets                                  $ 6,013               $ 8,000
Stockholders' Equity                          $ 6,013               $ 8,000



                                  Risk Factors
                                  ------------

All parties and individuals reviewing this Form SB-2 and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this registration statement should be adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

You should read the following risk factors carefully before purchasing our common stock.

                      Risk Factors Relating to Our Company
                      ------------------------------------

1. Since we are a development stage company, we have generated no revenues and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

Our company was incorporated on August 23, 2006; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

2. If our business plan is not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

As discussed in the Notes to Financial Statements included in this registration statement, at August 31, 2006 we had working capital of approximately $8,000 and stockholders' equity of approximately $8,000. In addition, we had a net loss of approximately $400 for the period August 23, 2006 (inception) to August 31, 2006. For the interim period ending
November 30, 2006, we had unaudited working capital of approximately $6,013 and stockholders' equity of approximately $6,013. In addition, we had a net loss of approximately $2,387 for the period August 23, 2006 (inception) to November 30, 2006.

These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period August 23, 2006 (inception) to August 31, 2006 and the three month interim period ending November 30, 2006. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

3.  We expect losses in the future because we have no revenue.

We have not generated any revenues , we are expect losses over the next twelve (12) months since we have no revenues to offset the expenses associated in executing our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations as a going concern. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

4. Since our officer works or consults for other companies, her other activities could slow down our operations.

Dana Washington, our sole officer, does not work for us exclusively and does not devote all of her time to our operations. Therefore, it is possible that a conflict of interest with regard to her time may arise based on her employment in other activities. Her other activities will prevent her from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations.

Dana Washington, the President and Director of the company, currently devotes approximately 5-10 hours per week to company matters. The responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Ms. Washington. She has no prior experience serving as a principal accounting officer or principal financial officer in a public company. We have not formulated a plan to resolve any possible conflict of interest with her other business activities. Ms. Washington intends to limit her role in her other business activities and devote more of her time to Reshoot & Edit after we attain a sufficient level of revenue and are able to provide sufficient officers' salaries per our business plan. In the event she is unable to fulfill any aspect of her duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.


5. Our sole officer, Dana Washington, has no experience in operating a fully reporting company, and has no experience in purchasing television/movie screenplays.

Our sole executive officer has no experience in operating a fully reporting company, and has no experience in purchasing television/movie screenplays. Due to her lack of experience, our executive officer may make wrong decisions and choices regarding selection of scripts to purchase on behalf of the Company. Consequently, our Company may suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

6. If we are unable to obtain additional funding, our business operations will be harmed. Even if we do obtain additional financing our then existing shareholders may suffer substantial dilution.

We will require additional funds to obtain the resources to purchase or obtain options to purchase television and movie scripts, develop and implement a marketing and sales program and address all necessary infrastructure concerns. We anticipate that we will require up to approximately $200,000 to fund our continued operations. Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

7. We may not be able to raise sufficient capital or generate adequate revenue to meet our obligations and fund our operating expenses.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.

8. We may not be able to compete with movie producers and script agents, some of whom have greater resources and experience than we do.

The purchase of movie and television scripts is highly competitive, and subject to rapid change. We do not have the resources to compete with movie producers and script agents. With the minimal resources we have available, the selection of scripts we could purchase or obtain an option to purchase becomes very limited. Competition by existing and future competitors could result in our inability to secure any movie or television scripts that are
marketable for resale.    This competition from other entities with greater
resources and reputations may result in our failure to maintain or expand our business as we may never be able to successfully execute our business plan. Further, Reshoot & Edit cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.

9. Our principal stockholders, officers and directors own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our officer and our principal stockholder, in the aggregate, beneficially own approximately or have the right to vote approximately 86% of our outstanding common stock. As a result, these two stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, these two individuals have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.


                     Risks Relating To Our Common Shares
                     -----------------------------------

10. We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 70,000,000 shares of common stock and 5,000,000 preferred shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

11. Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

12. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC and we close the offering of 800,000 shares. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. As of the date of this filing, there have been no discussions or understandings between Reshoot & Edit or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

13. State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. We do plan to register our posteffective amendment by coordination with the Securities Division of the State of Nevada, pursuant to NRS Section 90.480. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

14. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

15. We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 5,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.


16. Reshoot & Edit is selling shares offered in this prospectus without an underwriter and may not be able to sell any of the shares offered herein.

The common shares are being offered on Reshoot & Edit's behalf by Dana Washington, Reshoot & Edit's sole officer and director. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that Reshoot & Edit's is capable of selling all, or any, of the common shares offered hereby.

17. We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our plan allows for the estimated $4,000 cost of our Registration Statement to be paid from existing cash on hand, and $8,000 from this offering to pay $800 in offering expenses for printing the offering document and payment of the transfer agent with the remainder of the offering proceeds to further our business plan.

We plan to contact a market maker immediately following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                               Capitalization
                               --------------

The following table sets forth, as of August 23, 2006, the capitalization of the Company on an actual basis, and the capitalization of the Company as adjusted to give effect to the sale of 800,000 shares of common stock being offered hereby at the initial public offering price of $0.01 per share and the application of the estimated net proceeds therefrom as described in "Use of Net Proceeds". This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.


                                                            November 30, 2006
                                                                (unaudited)
                                                            -----------------
                                                                        As
                                                             Actual   Adjusted
                                                          ----------- ---------

Liabilities                                               $      -    $      -

Stockholder's Equity:
   Series A preferred stock, $0.001
     par value, 2,000,000 shares authorized,
     no shares issued or outstanding                             -           -
   Series B preferred stock, $0.001
     par value, 2,000,000 shares authorized,
     no shares issued or outstanding                             -           -
   Series C preferred stock, $0.001
     par value, 1,000,000 shares authorized,
     no shares issued or outstanding                             -           -
   Common stock, $0.001 par value, 70,000,000
     shares authorized, 8,400,000 shares issued and
     outstanding as of 11/30/2006                            8,400       9,200
   Additional paid-in capital                                    -       7,200
   Earnings (Deficit) accumulated during
     development stage                                      (2,387)     (2,387)
                                                          ---------   ---------
   Total stockholders equity                                 6,013      14,013
                                                          ---------   ---------
   Total Capitalization                                   $  6,013    $ 14,013
                                                          =========   =========

                          Forward-Looking Statements
                          --------------------------

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

                                  The Offering
                                  ------------

This prospectus relates to the following:

(a) The resale by certain selling security holders of the Company of up to 1,200,000 share of common stock in connection with the resale of shares of common stock issued by us in private placements transactions were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as a transaction not involving a public offering. The selling shareholders purchased their shares at $0.001 per share. The selling shareholders may sell their shares of our common stock at a fixed price of $0.01 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. We will not receive any proceeds from the resale of common shares by the selling security holders.

(b) We are also offering for sale to the public up to 800,000 shares of common stock at $0.01 per share. We will offer the shares directly to the public through our sole director/officer, without the use of any broker-dealer. Our sole director/officer will not receive any compensation, directly or indirectly, in connection with the offer and sale of the shares under this prospectus.

                               Use of Proceeds
                               ---------------

We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders. However, we will receive up to $8,000 in proceeds from the sale of shares offered by us under this prospectus. The proceeds we receive shall be used to further our business plan. The use of proceeds include:




Use of Proceeds
---------------


Total Proceeds                 $ 8,000       100.0%

Less: Offering Expenses

Commissions & Finders Fees     $     0
Transfer Agent fees*               500         6.3%
Copying*                       $   300         3.7%
                               --------------------
TOTAL OFFERING EXPENSES        $   800        10.0%

Net Proceeds From Offering     $ 7,200        90.0%

Use of Proceeds:

Marketing Expenses             $ 3,000        37.5%

Advertising/Mailing            $ 2,700        33.7%

Telephone Expenses             $   500         6.3%

General Working Capital        $ 1,000        12.5%
                               --------------------

Total Use of Net Proceeds      $ 7,200        90.0%
                               --------------------

Total Use of All Proceeds      $ 8,000       100.0%


*Estimated Expenses


We anticipate that we will require up to approximately $200,000 to fund our continued operations after we becoming fully reporting with the SEC. Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

                        Determination of Offering Price
                        -------------------------------

The selling shareholders may sell their shares of our common stock at a fixed price of $0.01 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. The offering price of $0.01 per share arbitrarily determined and does not have any relationship to any established criteria of value, such as book value or earnings per share.

With respect to the sale of up to 800,000 shares of common stock by us, we arbitrarily determined the price at which such shares would be sold as $0.01 per share. We considered several factors in such determination, including the following: (a) our ability to raise funds under this offering; (b) our limited history of operations; (c) prospects for the industry in which we compete; (d) our existing capital structure; and (e) our ability to raise funds in the future. The public offering price of the shares does not bear any relationship to established valuation criteria and is not indicative of prices that may prevail in the future. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price higher than the offering price in this offering.

Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

                                    DILUTION
                                    --------

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Reshoot & Edit issued and outstanding stock. This is due in part to 8,400,000 shares of common stock issued at par value $0.001 per share versus the current offering price of $0.01 per share. Please refer to the section titled "Certain Transactions", herein, for more information. Reshoot & Edit net book value on November 30, 2006, was $6,013. Assuming all 800,000 shares offered are sold, and in effect Reshoot & Edit receives the estimated proceeds of this offering from shareholders, Reshoot & Edit net book value will be approximately $0.0015 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.009 per share while the Reshoot & Edit present stockholders will receive an increase of $0.0008 per share in the net tangible book value of the shares that he holds. This will result in a 84.77% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering.

                            Dilution Table

     Net tangible book value per
     share at November 30, 2006                            $0.0007

     Net tangible book value after
     this Offering                                         $0.0015

     Increase per share attributable
     to new stockholders                                   $0.0008

     Dilution                                              $0.0084

     Dilution as percentage of
     purchase price                                         84.77%

                             Description of Business
                             -----------------------

Summary

Reshoot & Edit (the "Company") was incorporated in the state of Nevada on August 23, 2006. We have not generated any revenue to date and we are a development stage company. Reshoot & Edit is focused on becoming a depository of television and movie scripts for resale. Our goal is to purchase or obtain options to purchase television and movie scripts, develop and implement a marketing and sales program to sell these television/movie scripts and address all necessary infrastructure concerns.

Reshoot & Edit has not significantly commenced its planned principal operations and has $$6,013 in cash assets as of November 30, 2006. Reshoot & Edit's operations to date have been devoted primarily to startup and development activities, which include the following:

   1. Formation of the Company;

   2. Development of the Reshoot & Edit business plan;

   3. Obtaining capital through a private placement of Reshoot & Edit's common stock; and

   4. Developing a strategy to identify movie and television scripts for purchase.

Reshoot & Edit is attempting to become fully operational. In order to generate revenues, Reshoot & Edit must address the following areas:

   1. Identify writers who are willing to sell the Company their movie/ television scripts.

   2. Identify writers who are willing to sell an option to purchase their movie/television scripts.

   3. Complete this stock offering and apply for listing on the OTC Bulletin Board.

   4. Raise an additional $200,000 for the needed working capital to purchase the movie/television scripts.

   5. Market and sell its movie/television scripts through agents and producers.

We do not have sufficient capital to become fully operational. We will require additional funding to sustain operations. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business. Without additional funding, it is most likely that our business model will fail, and we shall be forced to cease operations.

We are a small, start-up company that has not generated any revenues and has no inventory of any movie/television scripts. Since our inception on August 23, 2006 through November 30, 2006, we did not generate any revenues and have incurred a cumulative net loss of $(2,387). We raised $8,000 through the sale of our stock in a private placement offering. We believe that the additional $8,000 in funds to be received from the sale of our common equity will be sufficient to finance our efforts and carry us through the next twelve (12) months. The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. There can be no assurance that the actual expenses incurred will not materially exceed our estimates in maintaining our fully reporting status. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement.

Our offices are currently located at 10685 Oak Crest Avenue, Las Vegas, Nevada 89144. Our telephone number is (702) 610-6523.

Industry Background
-------------------

A movie/television producer finds or develops scripts, puts them together with actors and other creative personnel, and sells the resulting "package" to a movie/television studio. There are literally thousands of full-and part-time producers, ranging from an individual to major production companies that may have a dozen or more film and TV projects in production at any given moment.

An established production company will typically have a director of development and/or a story editor who reads scripts. In some cases, these people will read submissions from unknown writers and writers who are not represented by an agent. In most instances, they refuse to read unsolicited submissions because: (1) they already have more scripts than they can read; and (2) they are concerned of being sued by a new writer who may claim that they read his/her script, made some changes to the script and plagiarized their intellectual property. Some producers will read a script if the writer signs a release to protect the producers from plagiarism suits. Most writers approach the director of development through an agent.

It is not mandatory that a writer have a screenplay agent represent them in order to sell a screenplay. However, having a screenplay agent may increase their chances to sell a screenplay. Many producers prefer or mandate that screenplay submissions come only from screenplay agents because screenplay agents help their review process by weeding out a large portion of non-saleable screenplays. Screenplay agents know the in's and out's of the industry. Experienced agents know who is available, and who does the buying. The benefits provided by a screenplay agent include:

a)  They read and edit screenplays to enhance their marketability
b) They know the players involved: actors, directors, producers, and the buyers
c)  They know the trends
d) They are experienced negotiators and may be able to obtain better terms and royalties
e)  Their job is focused on selling screenplays

For screenwriters, half the battle is writing a screenplay. The other half is selling their screenplay. For a new screenwriter, the process of a selling screenplays can take longer than actually writing the screenplay.
A literary manager offers most of the same services as a screenplay agent, but they also offer some additional services. In general, a literary manager helps writers develop and fine tune their writing skills. They also help to develop and fine tune individual screenplays. A Literary Manager may do all of the following:

a)  Edit scripts and help guide rewrites.
b)  Help to develop and fine tune writers writing skills.
c)  Find writing jobs for new writers.


Marketing Strategy
------------------

Reshoot & Edit is considering marketing its services in the Hollywood Agents and Managers Directory. This publication is a source book of agents' names, addresses, and phone numbers. It is published in February and August of each year. The directory costs about $50 per issue or $80 for a year's subscription. A majority of known and unknown screenwriters subscribe to this Directory.

The Hollywood Agents and Managers directory contains detailed listings for every literary and talent agency that does business in Hollywood. The publishers of Hollywood Agents and Managers Directory also produce the Hollywood Creative Directory, which lists producers and studio personnel. The Writers Guild of America, offers writers a list of agencies that represent screenwriters.

The mega-agencies like CAA, UTA and Endeavor tend to be less than friendly to new writers, who have not established themselves.

The success of Reshoot & Edit in purchasing a completed screenplays is difficult to measure. Screenplay agents generally charge a 10% commission on any screenplay sale and managers generally charge a 15% commission on the purchase price of a screenplay. Reshoot & Edit may utilize the services of agents and managers to help sell a screenplay. The commission paid to these agents will reduce future company profit.

Products and Services
---------------------

Reshoot & Edit plans to purchase screenplays through either 1) an outright purchase of the script or 2) an option to purchase the script. Few screenwriters sell their screenplays in upper 6 figures. A more realistic purchase price for new screenwriters will be in the mid-5 figure range.
After a screenwriter sells a screenplay, they gain added credibility and their saleability increases. It is when a screenwriter sells a screenplay for the second and third time, they can then expect to sell their screenplays for higher figures. Reshoot & Edit hopes to identify, find and purchase screenplays from new writers, who are not known at this time.

If they become successful writers in the future, Reshoot & Edit will have a greater likelihood of marketing and selling the writers original work(s). The prices that Reshoot & Edit can sell a screenplay will depend on:

1)  available inventory of screenplays owned by Reshoot & Edit
2)  the reputation of the writers of the inventoried screenplays
3)  the quality and story of the screenplay
4)  the producers and actors attached to the film
5)  the target audience of the screenplay
6)  paying a commission to an agency to help find a buyer
7)  timing in finding the right buyer at the right time



COMPETITION
-----------

Many of the Company's competitors include movie/television producers, agents, and literary managers. Writers will look to them to sell their scripts before they would consider selling their script to Reshoot & Edit. These competing individuals and entities are significantly larger and have substantially greater financial, industry recognition and other resources than Reshoot & Edit.

There is no assurance that the Company will be able to compete successfully against present or future competitors or that competitive pressures faced by the Company will not have a material adverse effect on the Company.


BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.


REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis as we obtain the rights to purchase television/movie scripts which are generally have copyrights. If no copyrights exist on the scripts we plan to acquire, we shall apply for copyrights.

NEED FOR GOVERNMENT APPROVAL FOR OUR SERVICES

We are not required to apply for or have any government approval for our services.

Employees

We have no full time employees at this time. All functions including development, strategy, negotiations and clerical work is being provided by our sole officer on a voluntary basis, without compensation.

Description of Property

We currently maintain our corporate offices at 10685 Oak Crest Avenue, Las Vegas, Nevada 89144 in space provided to us at no cost by our sole officer. We believe that this space will be sufficient until we start generating revenues and need to hire employees.

           Management's Discussion and Analysis or Plan of Operation
           ---------------------------------------------------------

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Reshoot & Edit and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are focused on becoming a depository of television and movie scripts for resale. Our goal is to purchase or obtain options to purchase television and movie scripts, develop and implement a marketing and sales program to sell these television/movie scripts.

Results of Operations

During the period from August 23, 2006 (inception) through November 30, 2006, we incurred a net loss of $(2,387). Such loss consisted primarily of corporate organizational costs of $1,387, and accounting expenses of $1,000.

Revenues

We had no revenues for the period from August 23, 2006 (inception) through November 30, 2006. We do not anticipate generating any revenues for the next 12 months.

Liquidity and Capital Resources

Our audited balance sheet as of August 31, 2006 reflects assets of $8,000 and our unaudited balance sheet as of November 30, 2006 reflects assets of $6,013 and no liabilities for both periods respectfully. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. We anticipate we will require additional capital up to approximately $200,000 and we would have to issue debt or equity or enter into a strategic arrangement with a third party. We intend to try and raise capital through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

                             Legal Proceedings
                             -----------------

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company's property is not the subject of any pending legal proceedings.

            Directors, Executive Officers, Promoters and Control Persons
            ------------------------------------------------------------

Directors and Executive Officers
--------------------------------

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.


Name                         Age   Positions and Offices Held
---------------              ---   --------------------------
Dana Washington              31    President, Chief Executive Officer, Chief
                                   Financial Officer, Secretary and Director

The business address of our officer/director is c/o Reshoot & Edit, 10685 Oak Crest Avenue, Las Vegas, Nevada 89144

Dana Washington - Background
----------------------------

Dana Washington has over 9 years of experience in the media industry. In June 1997, Ms. Washington obtained her Bachelor of Arts Degree in Journalism at the University of Oregon in Eugene, Oregon. She served as a media and public relations intern for the Portland Power, an ABL professional women's basketball team. She then moved to Washington, D.C., where she served as a public relations intern for Proserv, who authors press releases for sporting events and clientele.

In 1998, Ms. Washington interned with BET (Black Entertainment Television), and assisting in the promotion and development of their new restaurants, utilizing promotional concepts, fashion shows and celebrity guest appearances. Ms. Washington then worked for the Major League Baseball Players Association as an office manager, organizing events such as the Big League Challenge for a national television broadcast.

In 2001 Ms. Washington began work with United Talent Agency of Beverly Hills, California working in both the motion picture talent and television literary departments. She assisted in client relations with well-known actors, directors and writers, coordinating and scheduling meetings. Ms. Washington then worked as a Writers Assistant to Gary Scott Thompson, Show Creator and Executive Producer for the television production "Las Vegas."

In 2006, Ms. Washington began work with Future Stars of America as Program Manager. Dana is in charge of public relations in a program that works with youth who are in foster care, helping them to transition into adulthood.

Family Relationships
--------------------

We have only one director and executive officer, there are no arrangements or understandings pursuant to which a director or executive officer was selected to be a director or executive officer. There are no family relationships among our director/officer and other shareholders.

Significant Employees
---------------------

Our only significant employee is Dana Washington, who provides a significant contribution to our business. Our director/officer is not a director in any other reporting companies. Our directors/officer has not been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company's officer/director, or any associate of any such officer or director, is a party adverse to the Company or any of the Company's subsidiaries or has a material interest adverse to it or any of its subsidiaries.

The director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Executive Compensation

Dana Washington, our president, chief executive officer, chief financial officer, secretary and a director, was issued 400,000 shares in August 2006 for cash paid to organize the Company with the Nevada Secretary of State.

We do not have any employment agreements with our officer. We do not maintain key-woman life insurance for any our executive officer/director. We do not have any long-term compensation plans or stock option plans.

Involvement in Certain Legal Proceedings

Our sole director, executive officer and control person has not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee Financial Expert

We do not have an audit committee financial expert nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is Moore & Associates, Chartered. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee. Ms. Washington is the board's financial expert member.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with any of our sole officer/director.

         Security Ownership of Certain Beneficial Owners and Management
         --------------------------------------------------------------

The following table lists, as of January 25, 2007, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 8,400,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.



                                             AMOUNT AND
                                             NATURE OF
TITLE OF    NAME OF BENEFICIAL               BENEFICIAL      PERCENT OF
CLASS       OWNER AND POSITION               OWNERSHIP       CLASS
-----------------------------------------------------------------------

Common      Dana Washington(1)               400,000             4.8%
            Sole Officer/Director

Common      Ed DeStefano(2)                6,800,000            80.9%
            Shareholder
                                         -----------------------------
DIRECTORS AND OFFICERS
AS A GROUP (1 person)                        400,000             4.8%

(1)  Dana Washington, 10685 Oak Crest Avenue, Las Vegas, Nevada  89144
(2)  Ed DeStefano, 14055 Tahiti Way, #305, Marina del Rey, CA  90292

Escrowed shares of founder/promoter
-----------------------------------

Pursuant to NRS 90.500(8), we added another level of protection to new investors, that the Company has come to an agreement with Mr. DeStefano and Ms. Washington to lock-up their entire common stock holdings in the Company until the first of the following events occur:

(1) a period of three years from the date of this offering;

(2) when the Company's stock is traded on the NASD "Over-the-Counter" at a average share price of greater than the price in this offering circular for a minimum of three months;

(3) NASDAQ "Small Cap" or higher market; or

(4) when the Company has paid the initial purchase price back to the purchasing shareholders in the form of Company dividends.



              Certain Relationships and Related Transactions
              ----------------------------------------------

The company's Director has contributed office space for our use for all periods presented. There is no charge to us for the space. Dana Washington, our president, chief executive officer, chief financial officer secretary and a director, on August 23, 2006 was issued 400,000 founders shares of the Company's $0.001 par value common stock for $400 cash.

Ed DeStefano, the majority shareholder, on August 31, 2006 was issued 6,800,000 shares of the Company's $0.001 par value common stock for cash, pursuant to an exemption from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as a transaction not involving a public offering.

Our sole officer/director can be considered a promoters of Reshoot & Edit in consideration of her participation and managing of the business of the company since its incorporation.

Through a Board Resolution, the Company hired the professional services of Moore & Associates, Chartered, Certified Public Accountants, to perform audited financials for the Company. Moore & Associates, Chartered own no stock in the Company. The company has no formal contracts with its accountants, they are paid on a fee for service basis.

Other than as set forth above, there are no transactions since our inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

a) Any director or executive officer of the small business issuer;

b) Any majority security holder; and

c) Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

                         Selling Security Holders
                         ------------------------

The following table sets forth the shares beneficially owned, as of September 29, 2006, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold. None of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer.

The shares were offered and sold to the selling stockholders in a private placement made in reliance upon an exemption from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as a transaction not involving a public offering. None of the selling stockholders are affiliates or controlled by our affiliates and none of the selling stockholders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

Selling Security Holders
                                                            Number of Shares
                                                            Offered by Selling
                                                            Security holder and
                                                            Percent of Total
                                                                Issued and
                                                            Outstanding Held
                                                                After the
                                                               Offering(1)
                                                            -------------------
                                                 Common
                                                 Shares      # of      % of
     Name of Selling Security holder             Owned       Shares    Class
     -------------------------------             ------      ------    -----
Evagelina Esparza                                400,000     400,000   4.35%
T. J. Jesky                                      400,000     400,000   4.35%
Mark DeStefano                                   400,000     400,000   4.35%
                                               ----------------------------
Totals                                         1,200,000   1,200,000  13.05%

(1) Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 8,400,000 shares of common stock issued and outstanding as of January 25, 2007 and 9,200,000 shares of common stock after the offering is completed.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

Expenses of Issuance and Distribution

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.



Nature of Expenses:
                                                                Amount
                                                                ------
Securities and Exchange Commission registration fee             $    2
Nevada Securities coordination fee                              $  700
Legal fees and miscellaneous expenses*                          $1,500
Audit Fees                                                      $1,000
Transfer Agent fees*                                            $  500
Printing*                                                       $  298
                                                                ------
Total                                                           $4,000
                                                                ======

*Estimated Expenses.

                               Plan of Distribution
                               --------------------

The Offering

We are offering up to a total of 2,000,000 shares. The offering price is $0.01 per share. The offering will be for a period of 90 business days from the effective date and may be extended for an additional 90 business days if we choose to do so. The offering relates to the sale by us of up to 800,000 shares of common stock and to the resale by certain selling security holders of the Company of up to 1,200,000 shares of common stock.

The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means our officer/director will attempt to sell the shares

We cannot assure you that all of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may not be able to sell all of 8,000,000 shares in this offering. All subscription funds will be held in a Trust Account until all of the 8,000,000 share are sold.

If all the shares are not sold by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $0.01 per share for a period of ninety (90) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. Certificates for shares purchased will be issued and distributed promptly provided all shares are sold, the subscription is accepted and "good funds" are received in our escrow account.

The proceeds from the sale of the shares in this offering will be payable to Thomas C. Cook Client Trust Account fbo Reshoot & Edit.

We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

The shares are intended to be sold directly through the efforts of Dana Washington, our sole officer and director of Reshoot & Edit. The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means our officer/director will attempt to sell the shares.

Our officer/director who will engaged in the sale of the securities will receive no commission from the sale of the shares nor will she register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our sole officer/director satisfy the requirements of Rule 3(a)4-1 in that:

1. None of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2. None of such persons is compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. None of such persons is, at the time of his participation, an associated person of a broker- dealer; and

4. All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3a4-1 of the Exchange Act.

As sole officer/director will sell the shares being offered pursuant to this offering, Regulation M prohibits the company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officer/director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

We intend to distribute the prospectus to potential investors, to our friends and relatives who are interested in us and a possible investment in the offering. The intended methods of communication include, without limitation, telephone and personal contact.


Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 90 business days. We may extend the offering for an additional 90 business days unless the offering is completed or otherwise terminated by us.


Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. There are no minimum share purchase requirements for individual investors. All checks for subscriptions should be made payable to Thomas C. Cook Client Trust Account fbo Reshoot & Edit.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Selling Security Holders Distribution

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. Our common stock is not traded on any exchange or in the over-the-counter market. After the date of close of this offering, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders holders will be offering our common shares at a price of $0.01 per common share. Notwithstanding the foregoing, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares. In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above. The selling security holders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers. To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

We plan to register our posteffective amendment by coordination with the Securities Division of the State of Nevada, pursuant to NRS Section 90.480. Therefore, upon the effectiveness of our registration with the SEC, the State of Nevada will provide us with a notice of effectiveness for the State of Nevada. This coordination will allow us to sell our securities in the State of Nevada pursuant to their securities laws.

                                 Dividend Policy
                                 ---------------

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

                                  Share Capital
                                  -------------

Security Holders

At January 25, 2007, there were 8,400,000 common shares outstanding which were held by five (5) stockholders of record.

Transfer Agent

We are currently serving as our own transfer agent, and plan to continue to serve in that capacity until this offering is completed. Upon completion of the offering we plan to hire an independent transfer agent to issue shares to our new shareholders.

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 70,000,000 common stock with par value of $0.001, of which 8,400,000 shares are issued and outstanding as of January 25, 2007. Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. Each holder of the Company's Common shares is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 5,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

                                   Legal Matters
                                   -------------

Law Offices of Thomas C. Cook has opined on the validity of the shares of common stock being offered hereby.

                                     Experts
                                     -------

The financial statements included in this prospectus and in the registration statement have been audited by Moore & Associates, Chartered, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                  Indemnification for Securities Act Liabilities
                  ----------------------------------------------

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                      Where You Can Find More Information
                      -----------------------------------

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

                              FINANCIAL STATEMENTS

                                RESHOOT & EDIT

                             FINANCIAL STATEMENTS
                                August 31, 2006


                                    INDEX

TABLE OF CONTENTS

PART I.  FINANCIAL INFORMATION

                              Financial Statement




                                                                   PAGE
                                                                   ----
Year end August 31, 2006 Financials (audited):

Independent Auditors' Report                                       F-1a
Balance Sheet                                                      F-2a
Statements of Operations                                           F-3a
Statements of Changes in Stockholders' Equity                      F-4a
Statements of Cash Flows                                           F-5a
Notes to Financials                                                F-6a-9a

Three Months ending November 30, 2006 (unaudited):

Independent Auditors' Report                                       F-1b
Balance Sheet                                                      F-2b
Statements of Operations                                           F-3b
Statements of Cash Flows                                           F-4b
Notes to Financials                                                F-5b-6b

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED


           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Reshoot & Edit. (A Development Stage Company)
Las Vegas, Nevada

We have audited the accompanying balance sheet of Reshoot & Edit. (A Development Stage Company) as of August 31, 2006, and the related statements of operations, stockholders' equity and cash flows from inception August 23, 2006, through August 31, 2006, and the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reshoot & Edit (A Development Stage Company) as of August 31, 2006 and the results of its operations and its cash flows from inception August 23, 2006, through August 31, 2006 and the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's lack of operations as of August 31, 2006 raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    September 7, 2006

             2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                    (702) 253-7511 Fax (702) 253-7501

                                     F-1a

                                Reshoot & Edit
                        (A development stage company)
                                Balance Sheet
                               August 31, 2006



Balance Sheet


                                                          August 31,
                                                             2006
                                                          -----------
Assets

Current Assets:
   Cash                                                   $    8,000
                                                          -----------
     Total current assets                                      8,000
                                                          -----------
                                                          $    8,000
                                                          ===========


Liabilities and Stockholder's Equity

Stockholder's Equity:
   Series A preferred stock, $0.001
     par value, 2,000,000 shares authorized,
     no shares issued or outstanding                               -
   Series B preferred stock, $0.001
     par value, 2,000,000 shares authorized,
     no shares issued or outstanding                               -
   Series C preferred stock, $0.001
     par value, 1,000,000 shares authorized,
     no shares issued or outstanding                               -
   Common stock, $0.001 par value, 70,000,000
     shares authorized, 8,400,000 shares issued and
     outstanding as of 8/31/2006                               8,400
   Additional paid-in capital                                      -
   Earnings (Deficit) accumulated during
     development stage                                          (400)
                                                          -----------
                                                               8,000
                                                          -----------
                                                          $    8,000
                                                          ===========

  The accompanying notes are an integral part of these financial statements.

                                    F-2a

                                Reshoot & Edit
                        (A development stage company)
                          Statement of Operations
            From August 23, 2006 (Inception) to August 31, 2006



Statement of Operations


                                                  From August 23,
                                                  2006 (Inception)
                                                to August 31, 2006
                                               ---------------------
Revenue                                        $                  -
                                               ---------------------

Expenses:

General and administrative
 expenses                                                       400
                                               ---------------------
   Total expenses                                               400
                                               ---------------------

Net income (loss)                              $               (400)
                                               =====================

Weighted average
 number of
 common shares
 outstanding -
 basic and fully
 diluted                                                  8,400,000
                                               =====================

Net (loss) per
 share - basic
 and fully
 diluted                                       $              (0.00)
                                               =====================


  The accompanying notes are an integral part of these financial statements.

                                      F-3a

                                 Reshoot & Edit
                        (A development stage company)
                      Statements of Stockholders' Equity
             From August 23, 2006 (Inception) to August 31, 2006


Statements of Stockholders' Equity


                                                     Deficit
                                                    Accumulated
                                        Additional  During the     Total
                        Common Stock     Paid-In    Development Stockholders'
                       Shares    Amount  Capital        Stage      Equity
                      ---------- ------- ---------  ----------- -------------
Founders initial
investment, 8/23/2006
$0.001 per share         400,000 $   400 $       -  $        -  $        400

Common stock issued
 for cash, 506
 offering              8,000,000   8,000         -           -         8,000

Net (loss) for the
 period ended
 August 31, 2006               -       -         -        (400)         (400)
                      ---------- ------- ---------  ----------- -------------

Balance
 August 31, 2006       8,400,000   8,400         -        (400)        8,000
                      ========== ======= =========  =========== =============



  The accompanying notes are an integral part of these financial statements.


                                       F-4a

                                Reshoot & Edit
                        (A development stage company)
                          Statement of Cash Flows
              From August 23, 2006 (Inception) to August 31, 2006



Statement of Cash Flows


                                               From August 23,
                                               2006 (Inception)
                                              to August 31, 2006
                                               ----------------
Cash flows from operating activities:
Net income (loss)                              $          (400)
                                               ----------------
Net cash (used) from operating
 activities                                               (400)

Cash flows from financing activities:
Issuances of common stock                                8,400
                                               ----------------
Net cash provided from financing
 activities                                              8,400

Net increase (decrease) in
 cash                                                    8,000
Cash and
 equivalents-
 beginning                                                   -
                                               ----------------
Cash and
 equivalents-
 ending                                        $         8,000
                                               ================

Supplemental disclosures:
 Interest paid                                 $             -
                                               ================
 Income taxes paid                             $             -
                                               ================


  The accompanying notes are an integral part of these financial statements.


                                      F-5a

                               RESHOOT & EDIT
                       (A development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                               August 31, 2006


NOTE 1.   GENERAL ORGANIZATION AND BUSINESS

Reshoot & Edit (the Company) was incorporated under the Laws of the state of Nevada on August 23, 2006.

The Company has minimal operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company plans to purchase television and movie scripts for resale, and also purchase options for the same.


NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company has cash assets of $8,000 and no debt as of August 31, 2006. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

Earnings per Share
------------------
The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No Dividends have been paid during the period shown.

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

                                      F-6a

                                RESHOOT & EDIT
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                                August 31, 2006


NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES-CONTINUED

Year-end
--------
The Company has selected August 31 as its year-end.

Advertising
-----------
Advertising is expensed when incurred. There has been no advertising during the period.

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3.   GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However the Company has no current source of revenue, or operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to complete and execute a business plan in order to supply the needed cash flow.


NOTE 4.   STOCKHOLDERS'EQUITY

Common Stock
------------
On August 23, 2006 (inception), the Company issued 400,000 shares of its $0.001 par value common stock to its sole officer and director for $400.

On August 31, 2006, the Company issued 8,000,000 shares of its $0.001 par value common stock pursuant to a regulation 506 offering.

There have been no other issuances of common stock.


                                     F-7a

                               RESHOOT & EDIT
                       (A development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                               August 31, 2006


NOTE 5.   RELATED PARTY TRANSACTIONS

The officer and director of the Company is involved in other business activities. This person may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


NOTE 6.    PROVISION FOR INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:


                   U.S federal statutory rate      (34.0%)
                   Valuation reserve                34.0%
                                                   ------
                   Total                               -%


NOTE 7.   REVENUE AND EXPENSES

The Company currently has no operations and no revenues.

NOTE 8.   OPERATING LEASES AND OTHER COMMITMENTS:

The Company also has no assets or lease obligations.


                                    F-8a

                               RESHOOT & EDIT
                       (A development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                               August 31, 2006


NOTE 9   RECENT PRONOUNCEMENTS

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.



                                     F-9a

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


            Report of Independent Registered Public Accounting Firm
            -------------------------------------------------------

To the Board of Directors
Reshoot & Edit


We have reviewed the accompanying balance sheet of Reshoot & Edit as of November 31, 2006, and the related statements of operations, retained earnings, and cash flows for the six months then ended, in accordance with the standards of the Public Company Accounting Oversight Board (United States). All information included in these financial statements is the representation of the management of Reshoot & Edit.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue and no operations. This raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada
    January 9, 2007


             2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146
                      (702) 253-7511 Fax: (702) 253-7501


                                     F-1b

                                Reshoot & Edit
                        (A development stage company)
                                Balance Sheet
                              November 30, 2006



Balance Sheet


                                                          November 30,
                                                             2006
                                                          -----------
Assets

Current Assets:
   Cash                                                   $    6,013
                                                          -----------
     Total current assets                                      6,013
                                                          -----------
                                                          $    6,013
                                                          ===========


Liabilities and Stockholder's Equity

Stockholder's Equity:
   Series A preferred stock, $0.001
     par value, 2,000,000 shares authorized,
     no shares issued or outstanding                               -
   Series B preferred stock, $0.001
     par value, 2,000,000 shares authorized,
     no shares issued or outstanding                               -
   Series C preferred stock, $0.001
     par value, 1,000,000 shares authorized,
     no shares issued or outstanding                               -
   Common stock, $0.001 par value, 70,000,000
     shares authorized, 8,400,000 shares issued and
     outstanding as of 11/30/2006                              8,400
   Additional paid-in capital                                      -
   Earnings (Deficit) accumulated during
     development stage                                        (2,387)
                                                          -----------
                                                               6,013
                                                          -----------
                                                          $    6,013
                                                          ===========

  The accompanying notes are an integral part of these financial statements.

                                      F-2b

                                 Reshoot & Edit
                        (A development stage company)
                          Statement of Operations
               For the Three Months Ended November 30, 2006
           From August 23, 2006 (Inception) to November 30, 2006



Statement of Operations


                             Three Months Ended   From August 23,
                                November 30,      2006 (Inception)
                                    2006        to November 30, 2006
                              ----------------  ---------------------
Revenue                       $             -   $                  -
                              ----------------  ---------------------

Expenses:

General and administrative
 expenses                               1,987                  2,387
                              ----------------  ---------------------
   Total expenses                       1,987                  2,387
                              ----------------  ---------------------

Net income (loss)             $        (1,987)  $             (2,387)
                              ================  =====================

Weighted average
 number of
 common shares
 outstanding -
 basic and fully
 diluted                            8,400,000
                              ================
Net (loss) per
 share - basic
 and fully
 diluted                      $         (0.00)
                              ================


  The accompanying notes are an integral part of these financial statements.

                                      F-3b

                                Reshoot & Edit
                        (A development stage company)
                          Statement of Cash Flows
               For the Three Months Ended November 30, 2006
           From August 23, 2006 (Inception) to November 30, 2006



Statement of Cash Flows


                             Three Months Ended   From August 23,
                                November 30,      2006 (Inception)
                                    2006        to November 30, 2006
                              ----------------  ---------------------
Cash flows from operating activities:
Net income (loss)             $        (1,987)  $             (2,387)
                              ----------------  ---------------------
Net cash (used) from operating
 activities                            (1,987)                (2,387)

Cash flows from financing activities:
Issuances of common stock                   -                  8,400
                              ----------------  ---------------------
Net cash provided from financing
 activities                                 -                  8,400

Net increase (decrease) in
 cash                                  (1,987)                 6,013
Cash and
 equivalents-
 beginning                              8,000                      -
                              ----------------  ---------------------
Cash and
 equivalents-
 ending                       $         6,013   $              6,013
                              ================  =====================

Supplemental disclosures:
 Interest paid                $             -   $                  -
                              ================  =====================
Income taxes paid             $             -   $                  -
                              ================  =====================


  The accompanying notes are an integral part of these financial statements.


                                     F-4b

                               RESHOOT & EDIT
                       (A development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                             November 30, 2006


Note 1 - Basis of Presentation

The consolidated interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these consolidated interim financial statements be read in conjunction with the financial statements of the Company for the period ended August 31, 2006 and notes thereto included in the Company's SB-2 registration statement. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.


Note 2 - Going concern

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at November 30, 2006, the Company has not recognized revenue to date and has accumulated operating losses of approximately $2,387 since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.



                                     F-5b

                               RESHOOT & EDIT
                       (A development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                             November 30, 2006


Note 3 - Related party transactions

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.




                                      F-6b

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Indemnification Of Directors, Officers, Employees And Agents
------------------------------------------------------------

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are:
(a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our Articles and bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution
-------------------------------------------

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.


Expenses:
                                                                Amount
                                                                ------
Securities and Exchange Commission registration fee             $    2
Nevada Securities coordination fee                              $  700
Legal fees and miscellaneous expenses*                          $1,500
Audit Fees                                                      $1,000
Transfer Agent fees*                                            $  500
Printing*                                                       $  298
                                                                ------
Total                                                           $4,000
                                                                ======

*Estimated expenses


Recent Sales of Unregistered Securities
---------------------------------------

On August 23, 2006 (inception), we issued 400,000, par value $0.001 common shares of stock for cash to Dana Washington, who is our President, Chief Executive Officer, Chief Financial Officer, Secretary and Director.

On August 31, 2005 we conducted a private placement without any general solicitation or advertisement. We completed this private placement with four accredited individuals (Ed DeStefano, T. J. Jesky, Evagelina Esparza, Mark DeStefano). The shares were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as a transaction not involving a public
offering.  We filed a Form D with the SEC on our about August 31, 2006.   The
four investors purchased 8,000,000, par value $0.001 common shares, for cash.

There have been no other issuance of shares since our inception on August 23, 2006. As of January 25, 2007, we have a total five (5) shareholders.

                                   Exhibits
                                   --------

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

-------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
-------------------------------------------------------------------------
         3.1          Articles of Incorporation*          Previously
                                                          filed
-------------------------------------------------------------------------
         3.2          Bylaws of the Registrant*           Previously
                                                          filed
-------------------------------------------------------------------------
         5.1          Opinion of Thomas C. Cook, Esq.     Previously
                      regarding the legality of the       filed
                      securities being registered*
-------------------------------------------------------------------------
        23.1          Consent of Moore & Associates,      Previously
                      Chartered*                          filed
-------------------------------------------------------------------------
        23.2          Consent of Thomas C. Cook, Esq.     Previously
                      (included in Exhibit 5.1)*          filed
-------------------------------------------------------------------------
        23.3          Consent of Moore & Associates,      Previously
                      Chartered**                         filed
-------------------------------------------------------------------------
        23.4          Consent of Moore & Associates,      This filing
                      Chartered
-------------------------------------------------------------------------
        24.1          Power of Attorney (Contained on     Previously
                      the signature page of this          filed
                      registration statement)*
-------------------------------------------------------------------------
        99.1          Subscription Agreement*             Previously
                                                          filed
-------------------------------------------------------------------------

* Previously filed as an exhibit to the Company's Form SB-2 filed on October 3, 2006.

** Previously filed as an exhibit to the Amendment Number 1 of the Company's
   Form SB-2/A filed on January 12, 2007.

                                  UNDERTAKINGS
                                  ------------

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
    (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.
     In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

6. For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                POWER OF ATTORNEY
                                -----------------

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dana Washington, her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  January 25, 2007           By:   /s/ Dana Washington
       ----------------                 ---------------------------------------
                                            Dana Washington
                                            Title: President, Chief Executive
                                            Officer, Chief Financial Officer,
                                            Secretary and Director (Principal
                                            Executive, Financial, and Accounting
                                            Officer)

                                    Signatures
                                    ----------

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and authorized this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, Nevada, on January 25, 2007.

                                  RESHOOT & EDIT

                                  By:   /s/ Dana Washington
                                        ---------------------------------------
                                            Dana Washington
                                            Title: President, Chief Executive
                                            Officer, Chief Financial Officer,
                                            Secretary and Director (Principal
                                            Executive, Financial, and Accounting
                                            Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date:  January 25, 2007           By:   /s/ Dana Washington
       ----------------                 --------------------------------------
                                            Dana Washington
                                            Title: President, Chief Executive
                                            Officer, Chief Financial Officer,
                                            Secretary and Director (Principal
                                            Executive, Financial, and Accounting
                                            Officer)